                                                                    EXHIBIT 8.2

                                December __, 2003

New Focus, Inc.
2854 Junction Avenue
San Jose, California  95134-1902

Ladies and Gentlemen:

         We have acted as counsel to New Focus, Inc., a Delaware corporation (the "Company"), in connection with the preparation and execution of the Agreement and Plan of Merger, dated as of September 21, 2003 (the "Agreement"), by and among Bookham Technology plc, a public limited company incorporated under the laws of England and Wales ("Parent"), Budapest Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Parent ("Transitory Subsidiary"), and the Company, pursuant to which Transitory Subsidiary shall be merged with and into the Company, the separate corporate existence of Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation (the "Merger").

         The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form F-4 (the "Registration Statement") of Parent, which includes the Prospectus relating to the Merger (the "Prospectus"). This opinion is being rendered pursuant to the requirements of
Item 21(a) of Form F-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

         In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all relevant times of the statements, representations and warranties made by the Company, Transitory Subsidiary and Parent in the Agreement and the Prospectus; and (iii) the delivery to us of customary representation letters by Parent, Company and Transitory Subsidiary.

       Based upon and subject to the foregoing, it is our opinion that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; (ii) the discussion contained in the section of the Registration Statement entitled "THE MERGER - Material Tax Consequences - United States Federal Income Tax Consequences of the Merger," insofar as it describes the United States federal income tax consequences of the Merger, and subject to the limitations and qualifications described therein, is accurate in all material respects; and (iii) the discussion contained in the section of the Registration Statement entitled "THE MERGER - Material Tax Consequences -
U.S. Federal Income Tax Consequences of Owning Bookham ADSs and Bookham Ordinary Shares," insofar as the United States federal income tax consequences applicable to the ownership of Parent ADSs or Parent Ordinary Shares following the Merger, and subject to the limitations and qualifications described therein, is accurate in all material respects.

         Because this opinion is being delivered prior to the consummation of the proposed transactions described in the Registration Statement, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the material United States federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service. We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Registration Statement in connection with references to this opinion and the material United States federal income tax consequences of the Merger. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                WILSON SONSINI GOODRICH & ROSATI
                                Professional Corporation